Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	DALLAS
HOUSTON, TEXAS	DUBAI
77002-4995	HONG KONG
HOUSTON
TEL +1	LONDON
713.229.1234	MOSCOW
FAX +1	NEW YORK
713.229.1522	RIYADH
www.bakerbotts.com	WASHINGTON
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, TX 77002-4995
May 26, 2006
Mariner Energy, Inc.
2101 CityWest Boulevard
Building 4, Suite 900
Houston, TX 77042
Ladies and Gentlemen:
     We have acted as counsel to Mariner Energy, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering of up to an aggregate of 2,267,270 shares of common stock of the Company (the “Common Stock”).
     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware General Corporation Law (the “DGCL”), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.
     In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the original documents.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:
1.	The Company has been duly formed and is validly existing as a corporation under the DGCL.

2.	The Common Stock has been duly authorized, validly issued, fully paid and nonassessable.

May 26, 2006
     We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus incorporated by reference into the Company’s Registration Statement on Form S-1, filed pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act, relating to the Common Stock (the “Registration Statement”) and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.